EXHIBIT 3.(i) ARTICLES OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION

                                      RESTATED ARTICLES OF INCORPORATION

                                                                 OF

                         INTERNATIONAL BREWING AND MANUFACTURING, INC.

                THE UNDERSIGNED natural person, who is at least eighteen years of age, for the purpose of forming a private corporation under and subject to the provisions of NRS &ntilde;78.010, et seq., hereby adopts the following restated articles of incorporation.
ARTICLE I

                NAME AND BUSINESS ACTIVITIES. The name of the corporation shall be JUINA MINING CORPORATION (hereafter referred to as the "Corporation"). The purpose of the Corporation shall be to engage in any lawful activity and any activities necessary, convenient, or desirable to accomplish such purposes, not forbidden by law or by these articles of incorporation.

ARTICLE 2

                RESIDENT AGENT. The resident agent of the Corporation shall be
Roxanne L. Paine, whose address is 230 Bullion Rd., Dayton, Nevada 89403. The board of directors may establish, from time to time, other places of business within and without the State of Nevada for the conduct of its business.

ARTICLE 3

                SHARES OF STOCK. The total number of authorized shares of the Corporation is 60,000,000 non-assessable shares, 50,000,000 shares of which shall be common stock with a par value of $0.021 per share, and 10,000,000 shares of which shall be preferred stock with a par value of $0.021 per share.
The consideration for the issuance of shares may be paid in whole or in part, in money, labor, services, property, or other thing of value. When payment of the consideration for the shares has been received by the Corporation, such shares shall be deemed to be fully paid. The judgment of the board of directors as to the value of the consideration for the shares shall be conclusive.

                ISSUANCE OF PREFERRED STOCK IN SERIES. The Preferred Stock may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, and such designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions thereof as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series adopted by the board of directors.

                AUTHORITY OF THE BOARD OF DIRECTORS. Authority is hereby expressly granted to the board of directors to the limitations prescribed by law, to authorize the issue of one or more series of Preferred Stock, and with respect to each such series to fix by resolution or resolutions providing for the issue of each series the number of shares of such series, the voting powers, full or limited, preferences and relative, participating, optional or other special rights and the qualifications, limitations of restrictions thereof. The authority of the board of directors with respect to each series of Preferred Stock shall include, but not be limited to, the determination or fixing of the following:

(a) The number of shares of such series;

(b) The designation of such series;

(c) The dividends of such series the conditions and dates upon which such dividends shall bear to the dividends payable on any other class or classes of stock and whether such dividends shall be cumulative or non-cumulative;

(d) Whether the shares of such series shall be subject to redemption, the times, prices, rates, adjustments, and other terms and conditions of such redemption;

(e) The terms and amounts of any sinking fund provided for the purchase or redemption of the shares of such series;

(f) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes or of any other series of any class or classes of stock of the corporation and, if provisions be made for conversion or exchange, the times, prices, rates, adjustments, and other terms and conditions of such conversion or exchange;

(g) The extent, if any, to which the holders of the shares of such series shall be entitled to vote with respect to the election of directors or otherwise, including the right to elect a specified number or class of directors, the number or percentage of votes required for certain actions, and the extent to which a vote by class or series shall be required for certain actions;

(h) The restrictions, if any, on the issue or reissue of any Preferred Stock;

(i) The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of the assets of, the corporation; and

(j) The extent, if any, to which any committee of the board of directors may fix the designations and any of the preferences or rights of the shares of such series relating to dividends, redemption, dissolution, and distribution of assets of the corporation or the conversion into or exchange of such shares for shares of any other class or classes of stock of the corporation or -any other series of the same, or fix the number of shares of any such series or authorize the increase or decrease in the shares of such series.
ARTICLE 4

                DIRECTORS. The business and affairs of the Corporation shall be conducted by a board of directors. The number of directors shall be set forth in the bylaws of the Corporation and may be changed from time to time. Directors need not be shareholders of the Corporation nor residents of Nevada, but must be at least 18 years old.

                There shall be three (3) directors. The following persons shall constitute the board of directors until their successors are elected:

NAME

Ryan Barnard              10550 SW Allen Blvd. #100
                          Beaverton, Oregon 97005

Roxanne L. Paine          230 Bullion Rd.
                          Dayton, NV 89403

Paul Stringer             10550 SW Allen Blvd. #100
                          Beaverton, Oregon 97005

         The directors may, at any time prior to the first meeting of the board of directors, elect or appoint additional directors, not exceeding the number set forth in the bylaws, to serve until their successors are elected and qualified. Thereafter, vacancies on the board of directors, however arising, may be filled at any time and from time to time by the remaining directors.

           The successors of the first board of directors shall be elected at the annual meeting of the shareholders to be held on the date and at the time provided in the bylaws. The directors shall hold office for one year, or until they are removed or their successors shall have been duly elected and qualified, as provided in the bylaws.

                The board of directors shall elect or appoint a president, a secretary, a treasurer, a resident agent, and such other officers or agents for the administration of the business of the Corporation as it shall from time to time determine. Such persons need not be shareholders of the Corporation nor members of the board of directors.

ARTICLE 5

        DIRECTORS' CONTRACTS. No contract or other transaction between this Corporation and one or more of its directors or any other person, partnership, corporation, firm, association, or entity in which one or more of this Corporation's directors are directors or officers or are financially interested, shall be either void or voidable because of such relationship or interest, or because such director or directors are present at the meeting of the board of directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose, and each such director of this Corporation is hereby released from liability which might otherwise exist from such contract if- (a) the fact of such relationship or interest is disclosed or known to the board of directors or committee which authorizes, approves, or ratifies the contract or transaction;
(b) the contract or transaction is approved by sufficient vote or consent without counting the votes or consents of such interested director; (c) the fact of such relationship or interest is disclosed or known to the shareholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent; or (d) the contract or transaction is fair or reasonable to the corporation. If the fact of such relationship or interest is known, then the common or interested directors may be counted in determining the presence of a quorum at the meeting of the board of directors or committee thereof which authorizes, approves, or ratifies such contract or transaction.

ARTICLE 6

                LIMITED LIABILITY OF OFFICERS AND DIRECTORS. No officer or director of the Corporation shall be liable to the corporation or its shareholders for damages for breach of a fiduciary duty as a director or officer other than: (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of the law; or (b) the payment of dividends in violation of NRS ;78-300.

                The Corporation may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee, or agent, or arising of his status as such, whether or not the Corporation has the authority to indemnify him against such liability or expenses.
                The Corporation shall indemnify all of its officers and directors, past, present and future, against any and all expenses incurred by them, and each of them, including, but not limited to, legal fees, judgments, and penalties which may be incurred, rendered or levied in any legal action or administrative proceeding brought against them for any act or omission alleged to have been committed while acting within the scope of their duties as officers or directors of the Corporation. The expenses of officers and directors incurred in defending any legal action or administrative proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action or proceeding upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he/she is not entitled to be indemnified by the corporation. Such right of indemnification shall not be exclusive of any other rights of indemnification which the officers and directors may have or hereafter acquire. Without limitation of the foregoing, the board of directors may adopt bylaws from time to time to provide the fullest indemnification permitted by the laws of the State of Nevada.

ARTICLE 7

                ASSESSMENTS. To the extent permitted by law, the private property of each and every shareholder, officer, and director of the Corporation, real or personal, tangible or intangible, now owned or hereafter acquired by any of them, is and shall be forever exempt from all debts and obligations of the Corporation of any kind whatsoever. No paid-up stock and no stock issued as fully paid-up shall be subject to any assessment to pay any debt of the Corporation.

ARTICLE 8

                NO PREEMPTIVE RIGHTS. Except as may otherwise be provided by the board of directors of the Corporation, no holder of any shares of the stock of the Corporation shall have any preemptive right to purchase, subscribe for, or otherwise acquire any shares of stock of the Corporation of any class now or hereafter authorized, or any securities exchangeable for or convertible into any such shares, or any warrants or other instruments evidencing rights or options to subscribe for, purchase, or otherwise acquire such shares.

ARTICLE 9

                NO CUMULATIVE VOTING. Election of directors of the corporation shall be by majority vote of the shareholders. There shall be no cumulative voting.

ARTICLE 10

                INCORPORATOR. The name and address of the incorporator executing these articles of incorporation is as follows:

NAME

Roxanne L. Paine                230 Bullion Rd.
                                            Dayton, Nevada 89403
ARTICLE 11

                AMENDMENT. These articles of incorporation may be amended by the affirmative vote of a majority of the shares entitled to vote on each such amendment.

                IN WITNESS WHEREOF, the undersigned President and Secretary of
Ahe Corp ration has executed these Restated Articles of Incorporation on this 4th day of December 1997.

/S/ Ryan Barnard
Ryan Barnard, President

/S/ Ryan Barnard
Ryan Barnard, Secretary


STATE OF OREGON

COUNTY OF WASHINGTON


On this 4th day of December 1997, before me personally appeared Ryan Barnard, who acknowledged to me that he executed the above Restated Articles of Incorporation.


/s/ Valerie A. Sparks
VALERIE A. SPARKS, NOTARY PUBLIC


THIS FORM SHOULD ACCOMPANY RESTATED ARTICLES
OF INCORPORATION FOR A NEVADA CORPORATION

1.      Name of corporation: International Brewing and Manufacturing, Inc.

2.      Date of adoption of Restated Articles: December 4, 1997

3.      Please indicate what changes have been made:

(a) Was there a name change? Yes X No 0 If yes what is the new name? Juina Mining Corporation

(b) Did you change the resident agent? Yes 0 No X

(c) Did you change the purposes? Yes 0 No X

(d) Did you change the capital stock? Yes X No 0 If yes, what is the new capital stock? 50,000,000 shares of Common stock with a par value $0.021 and 10,000,000 shares of Preferred stock with a par value $0.021

(e)     Did you change the directors? Yes 0 No X If yes, indicate the change:
(f)     Did you add the director's liability provision? Yes X No 0

(g) Did you change the period of existence? Yes 0 No X If yes, what is the new existence?

(h) If none of the above apply, and you have restated the articles, how did you change your articles?


/s/ Ryan Barnard                               12-4-97
Ryan Barnard, President & Secretary                     Date



State of Oregon

County of Washington


On the 4th day of December 1997, Ryan Barnard personally appeared before me, Marsha Ann English, a notary public, who acknowledged that he executed the above instrument.

/s/ Marsha Ann English
Marsha Ann English, Notary Public

OFFICIAL SEAL
MARSHA ANN ENGLISH
NOTARY PUBLIC-OREGON
COMMISSION NO. 301289

My COMMISSION EXPIRES MAY 15,2001